EXHIBIT 99.1

For Immediate Release

C&F FINANCIAL CORPORATION

Monday, November 17, 2003

Contact: Tom Cherry, Senior Vice President & CFO

(804) 843-2360

C&F Financial Corporation Announces

Increased Quarterly Dividend

West Point, VA – (NASDAQ:CFFI), The directors of C&F Financial Corporation declared a cash dividend at their November board meeting. A regular dividend of $.20 per share is payable January 1, 2004 to shareholders of record on December 15, 2003. This represents an approximate 11% increase over the prior quarter dividend of $.18 per share. For the year, the Company has increased its quarterly dividend $.04 per share or 25%.

C&F Financial Corporation operates thirteen retail bank branches located throughout the Williamsburg to Richmond corridor in Virginia through its Citizens and Farmers Bank subsidiary and its division, Citizens and Commerce Bank. The Company provides mortgage, title and settlement services through C&F Mortgage Corporation’s eleven offices and offers full investment services through its subsidiary C&F Investment Services, Inc. The company also owns Moore Loans, Inc., a regional finance company with three offices providing automobile loans in Richmond, Roanoke, Hampton Roads and portions of eastern Tennessee.

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